UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
 Securities Exchange Act of 1934.
Date of Report: June 25, 2014 (Date of earliest event reported)

Mexco Energy Corporation (Exact name of registrant as specified in its charter)

CO (State or other jurisdiction of incorporation)	0-6694 (Commission File Number)	84-0627918 (IRS Employer Identification Number)

214 W. Texas Avenue, Suite 1101 Midland, TX (Address of principal executive offices)	79701 (Zip Code)

Registrant's telephone number, including area code: 432-682-1119

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.13e-4(c))
[  ]            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.

On June 25, 2014, Mexco Energy Corporation (the “Registrant”) issued a news release to announce its financial results for the year ended March 31, 2014.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On June 25, 2014, the Board of Directors of the Registrant appointed Michael J. Banschbach to the Board of Directors (the “Board”) of the Registrant effective July 1, 2014. Mr. Banschbach is expected to stand for election at the 2014 Annual Meeting of Shareholders on September 9, 2014 for a term of one year.

The Board has determined that Mr. Banschbach is “independent” in accordance with NYSE Market rules and under the Securities Exchange Act of 1934, as amended and has no material relationship or reportable transactions with the Registrant under Item 404(a) of Regulation S-K. Mr. Banschbach, as an independent director, has also been appointed by the Board to serve as a member of the Audit, Compensation and Nominating Committees.

Mr. Banschbach, as a non-employee director, will participate in the standard non-employee director compensation arrangement described in the Company’s 2013 proxy statement filed with the Securities Exchange Commission on July 25, 2013.

Copy of news release is filed as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

Exhibit
	Number	Document

	99.1	News release dated June 25, 2014.

SIGNATURES
Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEXCO ENERGY CORPORATION

Dated: June 25, 2014	By:	/s/ Tammy McComic
Tammy McComic
President and Chief Financial Officer